UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2022

MSC Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   713-350-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01.	Regulation FD Disclosure.

On May, 16, 2022, MSC Income Fund, Inc. (the “Company”) posted an announcement regarding its first quarter 2022 conference call to its corporate website. A copy of the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Update on Dividend and Share Repurchase Program

On May 12, 2022, the Company’s board of directors (the “Board”) declared a cash dividend of $0.16 per share of the Company’s common stock, par value $0.001 per share. This dividend will be payable on August 1, 2022 to holders of the Company’s common stock as of a record date of June 30, 2022. Additionally, the Board approved a repurchase offer pursuant to the Company’s share repurchase program in an amount equal 90% of the amount of proceeds resulting from shares issued in lieu of cash distributions from the August 1, 2022 dividend payment.

On May 13, 2022, the Company issued a press release announcing the dividend described above and the offer pursuant to the share repurchase program. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Earnings Call Announcement dated May 16, 2022
Exhibit 99.2	Quarterly Dividend Announcement dated May 13, 2022

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Income Fund, Inc. (Registrant)
May 16, 2022 (Date)	/s/ Jason B. Beauvais Jason B. Beauvais General Counsel